Insight Q3 2020 Results, Page 1	November 3, 2020

Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

Insight Enterprises, Inc. Reports THIRD QUARTER

2020 Results

TEMPE, AZ – November 3, 2020 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported financial results for the quarter ended September 30, 2020.  Highlights include:

•	Gross profit increased 11% to $307.6 million
•	Gross margin expanded 150 basis points to 15.9%
•	Earnings from operations increased 38% to $61.5 million
•	Adjusted earnings from operations increased 22% to $71.8 million
•	Diluted earnings per share increased 45% to $1.10
•	Adjusted diluted earnings per share increased 25% to $1.38
•	Cash flow provided by operations in the first nine months of 2020 was $462.1 million compared to $168.6 million in the first nine months of 2019

In the third quarter of 2020, net sales increased 1%, year over year, while gross profit increased 11% and gross margin increased 150 basis points compared to the third quarter of 2019.  The increase in gross profit and gross margin reflects our continued emphasis on growing our higher margin cloud and services business and an increase in margins on hardware.  Diluted earnings per share for the quarter was $1.10, up 45%, year over year, and adjusted diluted earnings per share was $1.38, up 25%, year over year.  Cash flow from operations was strong at $462.1 million.

“I am pleased to report that because of our dedicated team, resilient business model and the PCM acquisition, we delivered another quarter of double digit Adjusted earnings growth year over year in the third quarter,” stated Ken Lamneck, President and Chief Executive Officer.  “During the third quarter, we drove double digit growth in services and cloud solutions, which pushed gross margins to a new third quarter record,” stated Lamneck.

KEY HIGHLIGHTS

•

The Company continued to support clients with their changing needs in response to the COVID-19 global pandemic.  The demand environment continued to be challenged but the Company focused on answering its clients’ most pressing IT needs while helping many to plan for investments needed to support their businesses as the economy recovers.

•

The Company completed the integration of the PCM business, including onboarding PCM clients to its systems.  The Company has aligned its go-to-market structure in North America and EMEA and believes it is well positioned to compete as a single brand in the marketplace.  The Company also began to realize some benefits of its real estate consolidation efforts.  As a result, the Company now expects to exit the year with approximately $60-$65 million in annualized run-rate cost savings in connection with the PCM acquisition, ahead of first-year expectations. The Company previously disclosed that the total two-year commitment in annualized run-rate cost savings related to the PCM acquisition was expected to be approximately $70 million.

•	Cash flow from operations for the first nine months of 2020 of $462.1 million increased more than 100%, year over year, when compared to the first nine months of 2019.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 2	November 3, 2020

•

The Company fully paid down the debt outstanding under its ABL facility during the quarter and it believes that it has a strong balance sheet and healthy liquidity position. The Company has current capacity of up to $1.2 billion under the ABL facility as of September 30, 2020.

•	Consolidated net sales for the third quarter of 2020 of $1.94 billion increased 1%, year over year, when compared to the third quarter of 2019.
•	Net sales in North America increased 3%, year over year, to $1.56 billion;
•	Net sales in EMEA decreased 4%, year to year, to $341.3 million; and
•	Net sales in APAC decreased 11%, year to year, to $37.0 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales were flat, increasing less than 1%, year over year, with growth in net sales in North America of 3%, year over year, partially offset by a decline in EMEA and APAC of 8% and 13%, respectively, year to year.

•	Consolidated gross profit increased to $307.6 million, an increase of 11% compared to the third quarter of 2019, with consolidated gross margin expanding 150 basis points to 15.9% of net sales.
•	Gross profit in North America increased 13%, year over year, to $247.2 million (15.9% gross margin);
•	Gross profit in EMEA increased 5%, year over year, to $50.3 million (14.7% gross margin); and
•	Gross profit in APAC increased 5%, year over year, to $10.1 million (27.3% gross margin).
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 12%, year over year, with gross profit growth in North America and APAC of 15% and 2%, respectively, year over year.  Gross profit in EMEA was flat, increasing less than 1%, year over year.

•	Consolidated earnings from operations increased 38% compared to the third quarter of 2019 to $61.5 million, or 3.2% of net sales.
•	Earnings from operations in North America increased 38%, year over year, to $54.2 million, or 3.5% of net sales;
•	Earnings from operations in EMEA increased 56%, year over year, to $4.8 million, or 1.4% of net sales; and
•	Earnings from operations in APAC increased 19%, year over year, to $2.4 million, or 6.5% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 42%, year over year, with increased earnings from operations in North America, EMEA and APAC of 44%, 48% and 20%, respectively, year over year.

•	Adjusted earnings from operations increased 22% compared to the third quarter of 2019 to $71.8 million, or 3.7% of net sales.
•	Adjusted earnings from operations in North America increased 20%, year over year, to $63.9 million, or 4.1% of net sales;
•	Adjusted earnings from operations in EMEA increased 61%, year over year, to $5.4 million, or 1.6% of net sales; and
•	Adjusted earnings from operations in APAC increased 19%, year over year, to $2.5 million, or 6.8% of net sales.
•	Consolidated net earnings and diluted earnings per share for the third quarter of 2020 were $38.9 million and $1.10, respectively, at an effective tax rate of 23.8%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the third quarter of 2020 were $48.8 million and $1.38, respectively.

In discussing financial results for the three and nine months ended September 30, 2020 and 2019 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

In some instances, the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 3	November 3, 2020

amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

guidance AND ANTICIPATED COVID-19 IMPACT

When reporting its first quarter financial results, the Company withdrew its 2020 guidance for net sales and Adjusted diluted earnings per share due to the high level of economic uncertainty and disruption caused by COVID-19. The Company continued to observe the pronounced impact of COVID-19 on third quarter financial results compared to internal budgets and anticipates demand for products and services will continue to impact our results in the fourth quarter of 2020, as clients continue to evaluate the impact of COVID-19 on their businesses, their profitability and their liquidity.  For the full year 2020, the Company expects to deliver net sales between $8.1 billion and $8.2 billion.  The Company’s Adjusted diluted earnings per share outlook for the full year of 2020 is between $5.88 and $5.98.  This outlook assumes a tax rate of 25.5% for the fourth quarter.

This outlook excludes acquisition-related expenses, excludes severance and restructuring expenses incurred, excludes amortization of intangible assets, and excludes amortization of convertible debt discount and issuance costs during the first nine months of 2020 and those that may be incurred during the balance of 2020.  Due to the inherent difficulty of forecasting all of these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings and diluted earnings per share.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2020 forecast.

Conference Call and Webcast

The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss third quarter 2020 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using this event link.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.

Use of NON-GAAP Financial Measures

The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable. Adjusted consolidated net earnings and Adjusted diluted earnings per share also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted free cash flow is the Company’s net cash provided by operating activities adjusted for (i) purchases of property and equipment and (ii) the net borrowings or repayments under the inventory financing facilities.  Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) impairment of construction in progress, and (iv) the tax effects of each of these items, as applicable.

These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 4	November 3, 2020

Financial Summary Table

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	change	2020	2019	change
Insight Enterprises, Inc.
Net sales:
Products	$1,661,568	$1,668,880	—	$5,182,817	$4,729,887	10%
Services	$274,910	$243,667	13%	$866,447	$704,147	23%
Total net sales	$1,936,478	$1,912,547	1%	$6,049,264	$5,434,034	11%
Gross profit	$307,563	$276,195	11%	$957,288	$800,116	20%
Gross margin	15.9%	14.4%	150 bps	15.8%	14.7%	110 bps
Selling and administrative expenses	$245,155	$223,215	10%	$756,598	$613,767	23%
Severance and restructuring expenses	$808	$2,662	(70%)	$9,962	$3,712	> 100%
Acquisition and integration related expenses	$118	$5,896	(98%)	$2,195	$9,059	(76%)
Earnings from operations	$61,482	$44,422	38%	$188,533	$173,578	9%
Net earnings	$38,906	$27,132	43%	$119,252	$116,457	2%
Diluted earnings per share	$1.10	$0.76	45%	$3.37	$3.23	4%

North America
Net sales:
Products	$1,334,970	$1,315,813	1%	$4,078,791	$3,611,895	13%
Services	$223,198	$199,349	12%	$692,905	$551,215	26%
Total net sales	$1,558,168	$1,515,162	3%	$4,771,696	$4,163,110	15%
Gross profit	$247,168	$218,644	13%	$748,992	$600,310	25%
Gross margin	15.9%	14.4%	150 bps	15.7%	14.4%	130 bps
Selling and administrative expenses	$192,033	$170,993	12%	$590,549	$452,441	31%
Severance and restructuring expenses	$773	$2,449	(68%)	$7,799	$3,260	> 100%
Acquisition and integration related expenses	$118	$5,896	(98%)	$1,991	$9,059	(78%)
Earnings from operations	$54,244	$39,306	38%	$148,653	$135,550	10%

Sales Mix			**			**
Hardware	66%	67%	(4%)	67%	65%	16%
Software	20%	20%	19%	19%	22%	4%
Services	14%	13%	12%	14%	13%	26%
	100%	100%	3%	100%	100%	15%

EMEA
Net sales:
Products	$303,986	$324,255	(6%)	$1,020,073	$1,011,965	1%
Services	$37,294	$31,453	19%	$132,110	$113,092	17%
Total net sales	$341,280	$355,708	(4%)	$1,152,183	$1,125,057	2%
Gross profit	$50,300	$47,891	5%	$177,254	$169,324	5%
Gross margin	14.7%	13.5%	120 bps	15.4%	15.1%	30 bps
Selling and administrative expenses	$45,438	$44,568	2%	$143,859	$139,365	3%
Severance and restructuring expenses	$19	$213	(91%)	$2,118	$328	> 100%
Acquisition and integration related expenses	$—	$—	—	$204	$—	*
Earnings from operations	$4,843	$3,110	56%	$31,073	$29,631	5%

Sales Mix			**			**
Hardware	41%	39%	1%	41%	40%	3%
Software	48%	52%	(12%)	48%	50%	(1%)
Services	11%	9%	19%	11%	10%	17%
	100%	100%	(4%)	100%	100%	2%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 5	November 3, 2020

Financial Summary Table (continued)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	change	2020	2019	change
APAC
Net sales:
Products	$22,612	$28,812	(22%)	$83,953	$106,027	(21%)
Services	$14,418	$12,865	12%	$41,432	$39,840	4%
Total net sales	$37,030	$41,677	(11%)	$125,385	$145,867	(14%)
Gross profit	$10,095	$9,660	5%	$31,042	$30,482	2%
Gross margin	27.3%	23.2%	410 bps	24.8%	20.9%	390 bps
Selling and administrative expenses	$7,684	$7,654	—	$22,190	$21,961	1%
Severance and restructuring expenses	$16	$—	*	$45	$124	(64%)
Earnings from operations	$2,395	$2,006	19%	$8,807	$8,397	5%

Sales Mix			**			**
Hardware	17%	22%	(31%)	17%	18%	(18%)
Software	44%	47%	(17%)	50%	55%	(22%)
Services	39%	31%	12%	33%	27%	4%
	100%	100%	(11%)	100%	100%	(14%)

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 6	November 3, 2020

Forward-Looking Information

Certain statements in this release and the related conference call, web cast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to our future responses to and the potential impact of coronavirus strain COVID-19 (“COVID-19”) on our Company, the Company’s future financial performance and results of operations, the Company’s anticipated effective tax rate, capital expenditures, expected average share count, the Company’s expectations regarding cash flow, the Company’s expectations about future benefits relating to the PCM integration, including expected synergies, future trends in the IT market, including due to COVID-19, our business strategy and our strategic initiatives, and the completion of the sale of certain real estate, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on form 10-Q for the quarter ended September 30, 2020:

•

the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;

•	actions of the Company’s competitors, including manufacturers and publishers of products they sell;
•

the Company’s reliance on partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;

•	changes in the IT industry and/or rapid changes in technology;
•	risks associated with the integration and operation of acquired businesses, including PCM and the achievement of expected synergies and benefits;
•	possible significant fluctuations in the Company’s future operating results as well as seasonality and variability in customer demands;
•	the risks associated with the Company’s international operations;
•	general economic conditions, economic uncertainties and changes in geopolitical conditions;
•	increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;
•	cyberattacks or breaches of data privacy and security regulations;
•	disruptions in the Company’s IT systems and voice and data networks;
•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•	legal proceedings, including PCM related litigation, client audits and failure to comply with laws and regulations;
•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;
•	the Company’s reliance on independent shipping companies;
•	the Company’s dependence on certain key personnel;
•	natural disasters or other adverse occurrences;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names;
•	the conditional conversion feature of the convertible notes, which if triggered, may adversely affect the Company’s financial condition and operating results;
•	the accounting method for convertible debt securities that may be settled in cash, such as the convertible notes, could have a material effect on the Company’s reported financial results;
•	future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock;
•	the Company is subject to counterparty risk with respect to the convertible note hedge transactions; and
•	risks associated with the discontinuation of LIBOR as a benchmark rate.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission.  Any forward-looking statements in this release,

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 7	November 3, 2020

the related conference call and webcast speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Finance
	Tel. 480.333.3390	Tel. 480.333.3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 8	November 3, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales:
Products	$1,661,568	$1,668,880	$5,182,817	$4,729,887
Services	274,910	243,667	866,447	704,147
Total net sales	1,936,478	1,912,547	6,049,264	5,434,034
Costs of goods sold:
Products	1,500,312	1,519,240	4,688,497	4,315,464
Services	128,603	117,112	403,479	318,454
Total costs of goods sold	1,628,915	1,636,352	5,091,976	4,633,918
Gross profit	307,563	276,195	957,288	800,116
Operating expenses:
Selling and administrative expenses	245,155	223,215	756,598	613,767
Severance and restructuring expenses, net	808	2,662	9,962	3,712
Acquisition and integration related expenses	118	5,896	2,195	9,059
Earnings from operations	61,482	44,422	188,533	173,578
Non-operating (income) expense:
Interest expense, net	9,115	7,694	31,160	16,581
Other (income) expense, net	1,301	(538)	836	858
Earnings before income taxes	51,066	37,266	156,537	156,139
Income tax expense	12,160	10,134	37,285	39,682
Net earnings	$38,906	$27,132	$119,252	$116,457

Net earnings per share:
Basic	$1.11	$0.76	$3.40	$3.27
Diluted	$1.10	$0.76	$3.37	$3.23

Shares used in per share calculations:
Basic	35,077	35,512	35,123	35,631
Diluted	35,348	35,868	35,418	36,027

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 9	November 3, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$75,237	$114,668
Accounts receivable, net	2,267,718	2,511,383
Inventories	158,400	190,833
Other current assets	225,052	231,148
Total current assets	2,726,407	3,048,032

Property and equipment, net	127,580	130,907
Goodwill	425,800	415,149
Intangible assets, net	253,078	278,584
Other assets	294,445	305,507
	$3,827,310	$4,178,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,275,187	$1,275,957
Accounts payable – inventory financing facilities	367,997	253,676
Accrued expenses and other current liabilities	319,397	352,204
Current portion of long-term debt	1,422	1,691
Total current liabilities	1,964,003	1,883,528

Long-term debt	294,722	857,673
Deferred income taxes	40,572	44,633
Other liabilities	265,122	232,027
	2,564,419	3,017,861
Stockholders’ equity:
Preferred stock	—	—
Common stock	351	353
Additional paid-in capital	358,567	357,032
Retained earnings	939,857	841,097
Accumulated other comprehensive loss – foreign currency translation adjustments	(35,884)	(38,164)
Total stockholders’ equity	1,262,891	1,160,318
	$3,827,310	$4,178,179

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 10	November 3, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net earnings	$119,252	$116,457
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	51,375	29,096
Provision for losses on accounts receivable	8,093	2,695
Non-cash stock-based compensation	11,754	11,895
Deferred income taxes	(2,883)	2,501
Amortization of debt discount and issuance costs	12,091	2,322
Other adjustments	4,087	3,633
Changes in assets and liabilities:
Decrease in accounts receivable	247,659	68,057
Decrease (increase) in inventories	28,002	(17,946)
Decrease (increase) in other assets	19,643	(99,681)
Decrease in accounts payable	(4,842)	(39,191)
(Decrease) increase in accrued expenses and other liabilities	(32,137)	88,757
Net cash provided by operating activities	462,094	168,595
Cash flows from investing activities:
Proceeds from sale of assets held for sale	14,218	—
Purchases of property and equipment	(20,688)	(16,922)
Acquisitions, net of cash and cash equivalents acquired	(6,405)	(664,287)
Net cash used in investing activities	(12,875)	(681,209)
Cash flows from financing activities:
Borrowings on senior revolving credit facility	—	242,936
Repayments on senior revolving credit facility	—	(242,936)
Borrowings on ABL revolving credit facility	2,111,674	986,754
Repayments on ABL revolving credit facility	(2,682,562)	(454,544)
Borrowings on accounts receivable securitization financing facility	—	2,364,500
Repayments on accounts receivable securitization financing facility	—	(2,558,500)
Net borrowings (repayments) under inventory financing facilities	114,321	(96,472)
Proceeds from issuance of convertible senior notes	—	341,250
Proceeds from issuance of warrants	—	34,440
Purchase of note hedge related to convertible senior notes	—	(66,325)
Repurchases of treasury stock	(25,000)	(27,899)
Other payments	(7,520)	(8,762)
Net cash (used in) provided by financing activities	(489,087)	514,442
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	718	(3,960)
Decrease in cash, cash equivalents and restricted cash	(39,150)	(2,132)
Cash, cash equivalents and restricted cash at beginning of period	116,297	144,293
Cash, cash equivalents and restricted cash at end of period	$77,147	$142,161

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 11	November 3, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$61,482	$44,422	$188,533	$173,578
Severance and restructuring expenses	808	2,662	9,962	3,712
Acquisition and integration related expenses	118	5,896	2,195	9,059
Amortization of intangible assets	9,433	5,946	29,555	13,590
Adjusted non-GAAP consolidated EFO	$71,841	$58,926	$230,245	$199,939

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$38,906	$27,132	$119,252	$116,457
Severance and restructuring expenses	808	2,662	9,962	3,712
Acquisition and integration related expenses	118	5,896	2,195	9,059
Amortization of intangible assets	9,433	5,946	29,555	13,590
Amortization of debt discount and issuance costs	2,919	1,398	8,636	1,398
Income taxes on non-GAAP adjustments	(3,335)	(3,414)	(12,562)	(5,588)
Adjusted non-GAAP consolidated net earnings	$48,849	$39,620	$157,038	$138,628

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.10	$0.76	$3.37	$3.23
Severance and restructuring expenses	0.02	0.07	0.28	0.10
Acquisition and integration related expenses	—	0.16	0.06	0.25
Amortization of intangible assets	0.27	0.16	0.83	0.38
Amortization of debt discount and issuance costs	0.08	0.04	0.24	0.04
Income taxes on non-GAAP adjustments	(0.09)	(0.09)	(0.35)	(0.15)
Adjusted non-GAAP diluted EPS	$1.38	$1.10	$4.43	$3.85

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$54,244	$39,306	$148,653	$135,550
Severance and restructuring expenses	773	2,449	7,799	3,260
Acquisition and integration related expenses	118	5,896	1,991	9,059
Amortization of intangible assets	8,730	5,765	27,594	13,037
Adjusted non-GAAP EFO from North America segment	$63,865	$53,416	$186,037	$160,906

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$4,843	$3,110	$31,073	$29,631
Severance and restructuring expenses	19	213	2,118	328
Acquisition and integration related expenses	—	—	204	—
Amortization of intangible assets	585	67	1,625	205
Adjusted non-GAAP EFO from EMEA segment	$5,447	$3,390	$35,020	$30,164

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2020 Results, Page 12	November 3, 2020

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to NON-GAAP Financial Measures (Continued)

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$2,395	$2,006	$8,807	$8,397
Severance and restructuring expenses	16	—	45	124
Amortization of intangible assets	118	114	336	348
Adjusted non-GAAP EFO from APAC segment	$2,529	$2,120	$9,188	$8,869

	Nine Months Ended September 30,
	2020	2019
Adjusted free cash flow:
Net cash provided by operating activities	$462,094	$168,595
Purchases of property and equipment	(20,688)	(16,922)
Net repayments under inventory financing facilities	114,321	(96,472)
Adjusted non-GAAP free cash flow	$555,727	$55,201

	Twelve Months Ended September 30,
	2020	2019
Adjusted return on invested capital:
GAAP consolidated EFO	$255,549	$232,237
Severance and restructuring expenses	11,675	4,427
Acquisition and integration related expenses	4,478	9,059
Impairment of construction in progress	1,501	—
Adjusted non-GAAP consolidated EFO *	273,203	245,723
Income tax expense**	71,033	67,574
Adjusted non-GAAP consolidated EFO, net of tax	$202,170	$178,149
Average stockholders’ equity***	$1,176,754	$1,027,884
Average debt***	636,215	292,842
Average cash***	(109,396)	(126,233)
Invested Capital	$1,703,573	$1,194,493

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	11.10%	14.10%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	11.87%	14.91%

*

The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation does not exclude amortization of intangible assets.  This calculation remains consistent with the metric utilized in management’s compensation plan.

**	Assumed tax rate of 26.0% and 27.5% for 2020 and 2019, respectively.
***	Average of previous five quarters.
****	Computed as GAAP consolidated EFO, net of tax of $66,443 and $63,865 for the twelve months ended September 30, 2020 and 2019, respectively, divided by invested capital.
*****	Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958